SCHEDULE 14C INFORMATION

                 INFORMATION STATEMENT PURSUANT TO SECTION 14 (C)
              OF THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

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Check the appropriate box:
[] Preliminary Information Statement [] Confidential, for Use of the Commission
[X] Definitive Information Statement    Only (as permitted by Rule 14c-5(d)(2))

                         TEAM SPORTS INTERNATIONAL, INC.
                         -------------------------------
                  (Name of Registrant as Specified In Its Charter)
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
    Name of Person(s) Filing Information Statement, if other than Registrant)

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                         TEAM SPORTS ENTERTAINMENT, INC.
                           1111 South Main, Suite 127
                               Grapevine, TX 76051
                            -------------------------

                  Information Statement Pursuant to Section 14C
                     of the Securities Exchange Act of 1934
                            -------------------------

         This information statement is provided by the Board of Directors of Team Sports Entertainment, Inc., a Delaware corporation (the "Company" or "TSPT"), to all holders of common stock of the Company in connection with the stockholder approval obtained by written consent authorizing an amendment to the Company's Articles of Incorporation to effect an increase in the authorized number of shares of Common Stock, par value $.0001 per share, to 500,000,000 (the "Amendment").

         The Board of Directors and persons owning the majority of the outstanding common stock of TSPT have unanimously adopted, ratified and approved a resolution to effect the Amendment. In accordance with the regulations of the Securities and Exchange Commission (the "Commission"), the shareholders Consent will become effective approximately 21 days following the distribution of this information statement to the Company's shareholders. It is expected that the amendments to the Certificate of Incorporation will become effective on or about July 31, 2001.

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                    -----------------------------------------
                      ARE REQUESTED NOT TO SEND US A PROXY
                      ------------------------------------

         The Company's principal executive office address is 1111 South Main, Suite 127, Grapevine, TX 76051. This Information Statement will be mailed to the Company's stockholders on or about July 10, 2001.

                                  INTRODUCTION
                                  ------------
                                     GENERAL
                                     -------
         On May 15, 2001, the Board of Directors approved, subject to shareholder approval, an Amendment to the Company's Articles of Incorporation to effectuate an increase in the authorized common stock from 60,000,000 shares with a par value of $.0001 to 500,000,000 with a par value of $.0001. On June 21, 2001, the Proposal was approved by the written consent of a majority of the Company's common stockholders. A copy of the proposed amendment to the Articles of Incorporation is attached to this Information Statement as Appendix A. The Board of Directors has fixed the close of business on June 21, 2001 as the record date for the determination of shareholders who are entitled to give consent and receive this Information Statement. As of the record date, the Company had outstanding 59,033,875 shares of common stock held by approximately 398 shareholders of record.

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                AMENDMENT TO INCREASE NUMBER OF AUTHORIZED SHARES
                -------------------------------------------------
         The Board of Directors believes that it is advisable and in the Company's best interests to have available additional authorized but unissued shares of common and preferred stock in an amount adequate to provide for the Company's future needs. The additional shares will be available for issuance from time to time by the Company in the discretion of the Board of Directors, normally without further stockholder action (except as may be required for a particular transaction by applicable law, requirements of regulatory agencies or by stock exchange rules), for any proper corporate purpose including, among other things, future acquisitions of property or securities of other corporations, stock dividends, stock splits, stock options, convertible debt and equity financing. The availability of additional authorized but unissued shares will be achieved by effectuating an increase in the number of authorized shares of common stock from 60,000,000 to 500,000,000. This step is necessary, in the judgment of the Board of Directors, in order to raise additional capital and carry out the Company's business objectives.

         From time to time, the Company may consider acquisitions or other transactions which may require the issuance of shares of Common Stock. The Company presently has no understandings or arrangements which would require the issuance of any of the additional shares of Common Stock which are proposed to be authorized. Further, there are no definitive agreements at this time respecting any merger or consolidation with or acquisition of another business, or the sale or liquidation of the Company or its business. However, management believes that the increase in the number of authorized shares of Common Stock is in the best interest of the Company and its stockholders since additional shares of Common Stock will provide the Company with the flexibility of having a broader choice in the type and number of equity securities available to it for the above and other corporate purposes.

         Due to the Board of Directors' discretion in connection with the issuance of additional shares of Common Stock to be issued in a private placement, it may, under certain circumstances, possess timing and other advantages in responding to a tender offer or other attempt to gain control of the Company, which may make such attempts more difficult and less attractive. For example, issuance of additional shares would increase the number of shares outstanding and could necessitate the acquisition of a greater number of shares by a person making a tender offer and could make such acquisition more difficult since the recipient of such additional shares may favor the incumbent management. Moreover, these advantages give the Board of Directors the ability to provide any such holders with a veto power over actions proposed to be taken by the holders of the Company's Common Stock. This could have the effect of insulating existing management from removal, even if it is in the best interest of the common stockholders. Management of the Company is not aware of any existing of threatened efforts to obtain control of the Company.

                           VOTE REQUIRED FOR APPROVAL
                           --------------------------
         Section 242 of the Delaware General Corporate Law ("DGCL") provides an outline of the scope of the amendments of the






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Articles of Incorporation allowed a Delaware corporation and the procedures and requirements to effect an amendment to the Articles of Incorporation of a Delaware corporation. Pursuant to Section 242, proposed amendments must first be adopted by the Board of Directors and then submitted to shareholders for their consideration at an annual or special meeting and must be approved by a majority of the outstanding voting securities.

         Section 228 of the DGCL provides that any action required to be taken at a special or annual meeting of the stockholders of a Delaware corporation may be taken by written consent, in lieu of a meeting, if the consent is signed by stockholders owning at least a majority of the voting power.

         The Board of Directors of TSPT and persons owning and having voting power in excess of 50% of the outstanding voting securities of TSPT have adopted, ratified and approved the change in the authorized shares of TSPT. No further votes are required or necessary to effect the proposed amendment.

         The securities that would have been entitled to vote if a meeting was required to be held to amend the Company's Articles of Incorporation consist of 59,033,875 shares of issued and outstanding shares of the Company's $.0001 par value common voting stock outstanding on June 21, 2001, the record date for determining shareholders who would have been entitled to notice of and to vote on the proposed amendment to TSPT's Articles of Incorporation.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
                                                             Percentage of
                                         Common Stock        Common Stock
                                         Beneficially        Beneficially Owned
Name                      Title          Owned (1)           On Record Date
---------                 -----          ---------           --------------

Dr. Terry Washburn        Chief            150,000           0.25%
1111 S. Main, #217        Exec. Off.
Grapevine, TX   76051     & Director

Jon Pritchett             President &      305,000           0.52%
3620 Pelham Rd. PMB#310   Director
Greenville, SC   29615

Robert Wussler            Director         700,000           1.190%
7904 Sandalfoot Drive
Potomac, MD   20854

Bill Bradshaw                            3,213,000           5.44%
2805 Millwood Avenue
Columbia, SC   29205

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Westlake Holdings, LLC                   3,750,000           6.35%
800 W. Main Street
Lake City, SC   29560

William Miller                           4,000,000           6.78%
1025 Abbingdon Lane
Alpharetta, GA   30072

All officers and
directors as a group
(3 Persons)                              1,155,000           1.96%

         (1) Based on 59,033,875 shares of common stock outstanding except that shares of common stock underlying options or warrants exercisable within 60 days of the date hereof are deemed to be outstanding for purposes of calculating the beneficial ownership of securities of the holder of such options or warrants. Dr. Washburn is the holder of an option to acquire 150,000 shares of the Company's common stock Mr. Pritchett and Mr. Wussler directly own the shares listed.


ADDITIONAL INFORMATION

         Additional information concerning TSPT, including its Form 10-KSB statement, which has been filed with the Securities and Exchange Commission, may be accessed through the EDGAR archives, at www.sec.gov.

DATED:   Grapevine, Texas
         June 25, 2001


BY ORDER OF THE BOARD OF DIRECTORS:

/s/ Terry Washburn, CEO



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Appendix A
                            CERTIFICATE OF AMENDMENT
                            ------------------------
                                        OF
                          CERTIFICATE OF INCORPORATION
                                        OF
                         TEAM SPORTS ENTERTAINMENT, INC.

         Team Sports Entertainment, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

         DOES HEREBY CERTIFY:

                 FIRST: That the Board of Directors of said corporation, at a meeting duly held, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation of said corporation:

                 RESOLVED, that the Certificate of Incorporation of Team Sports Entertainment, Inc., be amended by changing the FOURTH Article thereof so that, as amended, said Article shall be and read as follows:

                 "FOURTH:" The aggregate number of shares which the Corporation shall have the authority to issue is 500,000,000 shares of common stock having a par value of $.001."

                  SECOND: That in lieu of a meeting and vote of stockholders, the stockholders have given written consent to said amendment in accordance with the provisions of section 228 of the General Corporation Law of the State of Delaware and written notice of the adoption of the amendment has been given as provided in section 228 of the General Corporation Law of the State of Delaware to every stockholder entitled to such notice.

                  THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of sections 242 and 228 of the General Corporation Law of the State of Delaware.

                  FOURTH: That this Certificate of Amendment of the Certificate of Incorporation shall be effective on the date of filing.

                  IN WITNESS WHEREOF, said Team Sports Entertainment, Inc. has caused this certificate to be signed by Terry Washburn, its Chief Executive Officer this _____ day of July, 2001.

                                             TEAM SPORTS ENTERTAINMENT, INC.

                                             /s/ Terry Washburn
                                             ------------------
                                             Terry Washburn, CEO



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